LOCAL MARKETING AGREEMENT


         This LOCAL MARKETING AGREEMENT (this "Agreement") is entered into this 28th day of June, 1996, by and between SFX BROADCASTING OF SOUTH CAROLINA, INC., a Delaware Corporation ("Programmer"), and HMW COMMUNICATIONS, INC., a Delaware Corporation ("Licensee"), licensee of Radio Station WHSL-FM, High Point, North Carolina (the "Station").


                                  WITNESSETH:


         WHEREAS, Licensee holds a license from the Federal Communications Commission ("FCC" or "Commission") authorizing it to operate the Station;

         WHEREAS, Licensee is engaged in the business of radio broadcasting on the Station, and has available for sale broadcast time on the Station;

         WHEREAS, Licensee and Programmer are parties to that certain Joint Sales Agreement dated January 18, 1996 ("JSA") providing for the sale by Programmer of commercial advertising time inventory on the Station; and

         WHEREAS, Programmer desires to purchase time on the Station for the broadcast of programming on the Station and to sell all of the commercial advertising time inventory of the Station.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto have agreed and do agree as follows:

         1.       Time Sale.
                  ----------

                  Subject to the provisions of this Agreement, Licensee agrees to make the Station's broadcasting transmission facilities available to Programmer for broadcast of Programmer's programs on the Station originating either from Programmer's studios or from Licensee's studios. The Station's time made available to Programmer is described in Exhibit A hereto. Programmer will use its best efforts to provide programming which fills the Station's time made available hereunder.

         2.       Payments.
                  ---------

                  Programmer hereby agrees to pay Licensee compensation for the broadcast of Programmer's programming in the amounts and at the times set forth in Exhibit B hereto.







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                                     - 2 -

         3.       Term.
                  -----

                  The term of this Agreement shall commence as of July 1, 1996 and shall continue until (a) the date of closing of the sale of the assets of the Station (the "Closing") contemplated in the Asset Purchase Agreement by and between HMW Communications, Inc. and SFX Broadcasting, Inc., dated January 18, 1996 (as amended, the "Asset Purchase Agreement"); or (b) upon the earlier termination of the Asset Purchase Agreement in accordance with its terms.

         4.       Programs.
                  ---------

                  Programmer shall furnish or cause to be furnished the artistic personnel and materials for its programming. Programmer represents and warrants that all of the programming, advertising and promotional material it broadcasts on the Station shall be in accordance with the rules, regulations, policies and procedures of the Commission and the Communications Act of 1934, as amended (the "Communications Act"), and the reasonable standards established by Licensee.

         5.       Accounts Receivable.
                  --------------------

                  The parties agree that accounts receivable for performed advertising contracts identified and valued as of the date hereof shall be collected by Programmer and distributed between Programmer and Licensee in the manner described in Paragraph 5 of the JSA, which is incorporated herein by reference. All accounts receivable of Programmer created on or after the date hereof shall be and remain the sole property of Programmer. Programmer shall be responsible for the collection of such accounts receivable and shall retain ownership of such accounts upon termination of this Agreement.

         6.       Station Facilities.
                  -------------------

                  (a) Licensee Responsibility. Licensee shall be responsible for, and pay in a timely manner, all costs associated with owning and controlling the Station, including, but not limited to, electricity, telephone at the studio and transmitter sites, insurance, taxes, maintenance and engineering of the Licensee's studio, and all engineering costs associated with maintenance and operation of the transmitter, transmitter building, tower, antenna system and the real property upon which the tower is located. Licensee shall be responsible for the Station's compliance with all applicable provisions of the Communications Act, the rules, regulations, policies and procedures of the FCC, and all other applicable laws. Licensee represents that it now holds all permits and authorizations set forth on Schedule 9.4 to the Asset Purchase Agreement. Licensee will continue to hold such permits and authorizations throughout the life of this Agreement. Licensee represents that there is not now pending or to Licensee's knowledge, threatened, any action by the FCC or other party to revoke, cancel, suspend, refuse to renew, or modify adversely any of the licenses, permits or authorizations held by Licensee. Licensee shall make its transmitter, transmitter building and tower site available to Programmer, at no additional charge, for the placement and use of broadcast







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                                     - 3 -

equipment Programmer reasonably deems necessary to fulfill its responsibilities under this Agreement.

                  (b) Broadcast Output. Licensee represents that the Station's facilities and equipment do and will comply and are and will be operated in accordance with industry practice and comply in all material respects with all applicable rules and regulations of the FCC and the terms of the Station's FCC licenses. Licensee is not in material violation of any statute, ordinance, rule, regulation, order or decree of any federal, state, local or foreign governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets, which material default or violation would have a material adverse effect on Licensee or its assets or on its ability to perform this Agreement. During the term hereof, Licensee agrees to operate the Station in all respects in accordance with FCC rules and regulations.

                  (c) Maintenance. Any maintenance work, other than emergency repairs, which prevent the operation of the Station at full power and maximum facility, shall not be scheduled without giving at least FORTY-EIGHT (48) hours notice to Programmer, unless Programmer waives such notice.

         7.       Handling Of Mail And Complaints.\
                  --------------------------------

                  Programmer shall promptly forward to Licensee any mail which it may receive from any agency of government or any correspondence from members of the public relating to the Station or to any of Programmer's programming broadcast on the Station.

         8.       Programming And Operations Standards.
                  -------------------------------------

                  Programmer recognizes that the Licensee has full authority and a duty to control the operation of the Station. The parties agree that Licensee's authority includes, but is not limited to, the right to reject or refuse such portions of Programmer's programming which Licensee reasonably believes to be contrary to the public interest. Should Licensee reject any of Programmer's programming pursuant to this paragraph, the payments, reimbursements and fees provided for hereunder shall be pro rated accordingly.

         9.       Responsibility For Employees And Expenses.
                  ------------------------------------------

                  Programmer shall employ and be responsible for the salaries, commissions, taxes, insurance and all other related costs for all of its employees, agents, contractors and personnel involved in the production and broadcast of its programming, including air personalities, salespersons, sales representatives, consultants, traffic personnel, board operators and other programming staff members. Programmer shall reimburse Licensee and indemnify and hold Licensee harmless for music licensing fees required to be paid to ASCAP, BMI and SESAC, and for any other copyright or program rights fees attributable to programming broadcast on the Station.








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                                     - 4 -

         10.      Advertising And Programming Revenues.
                  -------------------------------------

                  Programmer shall retain all revenues from the sale of advertising time on the programming it broadcasts on the Station. Programmer will provide, make available to and shall sell time to political candidates from the time it purchases from Licensee in strict compliance with the Communications Act, the rules, regulations, policies and procedures of the Commission.

         11.      Operation Of Station.
                  ---------------------

                  Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority and power over the operation of the Station during the term of this Agreement. Licensee shall be responsible for all programming it furnishes for broadcast on the Station and for the payment of the salaries of all of its employees, all of whom shall report solely to and be accountable solely to the Licensee. The Licensee's General Manager shall direct the day-to-day operation of the Station, and the Licensee's Chief Operator shall oversee and direct the engineering and technical operation of the Station. Licensee shall retain the right to interrupt and discontinue Programmer's programming at any time if Licensee determines the programming is not in the public interest or violates this Agreement, or in case of an emergency or EBS/EAS system activation, or for the purpose of providing programming which Licensee in its sole discretion determines to be of greater national, regional or local importance, whereupon, the payments, reimbursements and fees provided for by Exhibit B hereof shall be reduced by a percentage amount equal to the percentage that the amount of Programmer's programming that is not carried bears to the total programming time allowed Programmer pursuant to Exhibit A hereof. Programmer shall properly prepare and promptly provide to Licensee (a) all its contracts, agreements and requests for time for political programming or programming addressing controversial issues of public importance; (b) all records, complaints and reports of every kind whatsoever which may be required by the FCC to be maintained or filed with the FCC by the Station as a result of Programmer's programming over the Station; and (c) full information with respect to Programmer's programs and public service announcements which are responsive to issues of public concern in sufficient detail to enable Licensee to timely prepare all appropriate or necessary records and reports required by the Commission and its rules and policies concerning the Station's operations. Programmer will properly prepare and furnish to Licensee such information, records and reports relating to Programmer's programming, sales or employment practices at the Station in sufficient detail as is necessary to enable Licensee to comply with all rules and policies of the FCC or any other government agency.

         12.      Station Identification.
                  -----------------------

                  Licensee will be responsible for ensuring the proper broadcast of station identification announcements. However, Programmer will provide appropriate station identification announcements which comply with FCC requirements in a form acceptable to Licensee.







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                                     - 5 -

         13.      Right To Use The Programs.
                  --------------------------

                  The right to use Programmer's programs and to authorize their use in any manner and in any media whatsoever shall be, and remain, vested in Programmer.

         14.      Payola/Plugola.
                  ---------------

                  Programmer agrees that neither it nor its agents, employees, consultants or personnel will accept any consideration, compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the payer is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and FCC requirements.

         15.      Compliance With Law.
                  --------------------

                  Programmer agrees that, throughout the term of this Agreement, Programmer will comply with all laws, rules, regulations, policies and procedures including, but not limited to, the FCC's technical, political broadcasting, obscenity and indecency regulations, fair trade practice regulations, lottery broadcast regulations, sponsorship identification rules, sales practice regulations, applicable to the operations of the Station, and all FCC rules applicable to programming agreements of this kind. Programmer acknowledges that Licensee has not urged, advised or consented to or agreed in any way whatsoever to the use of any unfair business practice.

         16.      Indemnification.
                  ----------------

                  (a) Programmer's Indemnification. Programmer shall indemnify and hold Licensee harmless for any material loss, damage or injury of any kind sustained by Licensee resulting from Programmer's breach of this Agreement, from any programming material broadcast by Programmer on the Station, from the sale of or attempt by Programmer to sell advertising or program time on the Station, and from any material act or omission of any kind whatsoever by Programmer.

                  (b) Licensee's Indemnification. Licensee shall indemnify and hold Programmer harmless for any material loss, damage or injury of any kind sustained by Programmer resulting from Licensee's breach of this Agreement, from the broadcast of programming on the Station furnished by Licensee, from the sale of or attempt by Licensee to sell advertising or program time on the Station (except the instant sale provided for in this Agreement to Programmer), and from any material act or omission of any kind whatsoever by Licensee.

                  (c) Survival. Neither Licensee nor Programmer shall be entitled to indemnification pursuant to this section unless such claim for indemnification is asserted in writing delivered







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                                     - 6 -

to the other party. The representations and covenants of Licensee and Programmer and their obligation to indemnify and hold each other harmless as set forth in this Agreement shall survive any termination of this Agreement and shall continue until the expiration of one year from the date of termination of this Agreement.

         17.      Termination And Remedies Upon Default.
                  --------------------------------------

                  (a) Termination. In addition to other remedies available at law or equity, this Agreement may be terminated as set forth below by either Licensee or Programmer by written notice to the other if the party seeking to terminate is not then in material default or breach thereof, upon the occurrence of any of the following:

                           (i)  This Agreement is declared invalid or illegal
in whole or material part by an order or decree of the FCC or any other administrative agency or court of competent jurisdiction, including but not limited to U.S. Bankruptcy Court, and such order or decree has become final and no longer subject to further administrative or judicial review;

                           (ii)  The other party is in material breach of its
obligations hereunder and has failed to cure such breach within THIRTY (30) days of notice from the nonbreaching party;

                           (iii)  The mutual consent of both parties;

                           (iv)  There has been a change in FCC rules, policies
or case law precedent that would cause this Agreement or any provision thereof to be in violation thereof and such change is not the subject of an appeal or further administrative review.

         Upon termination of this Agreement according to the provisions of this paragraph, the payments, reimbursements and fees provided for hereunder shall be prorated to the effective date of termination. Licensee shall cooperate reasonably with the Programmer to the extent permitted to enable Programmer to fulfill advertising or other programming contracts then outstanding, in which event Licensee shall receive as compensation for the carriage of such advertising or programming that which otherwise would have been paid to Programmer hereunder.

                  (b) Programmer's Additional Remedies For Licensee's Technical Operation Deficiencies. In addition to Programmer's right to terminate for reasons set forth in Paragraph (a) above, if the Station suffers any damage to its transmission facilities which results in the inability of the Station to operate with its presently authorized facilities and Licensee has not restored full-time operation of the Station with its presently authorized facilities within FOURTEEN (14) days of any such occurrence, Programmer may give notice to Licensee of Programmer's termination of this Agreement in which event this Agreement shall terminate upon the giving of such notice, any other provision of this Agreement notwithstanding. For each day that the Station is not operating at authorized facilities, the payments due pursuant to Exhibit B hereof shall be reduced by a







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                                     - 7 -

percentage amount equal to the percentage that the amount of time of reduced power operation bears to the number of hours Programmer may broadcast pursuant to Exhibit A hereof.

                  (c) Programmer's Additional Termination Rights. Notwithstanding anything herein to the contrary and in addition to Programmer's termination rights in Paragraphs (a) and (b) above, Programmer shall have the right to terminate this Agreement (i) upon SIXTY (60) days prior notice, or (ii) upon the event that Licensee makes a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, reorganization or an arrangement for the benefit of creditors, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of Licensee under any federal or state insolvency law, which if filed against Licensee, has not been dismissed within SIXTY (60) days thereof.

                  (d) Licensee's Additional Termination Rights. Notwithstanding anything herein to the contrary and in addition to Licensee's termination rights in Paragraph (a) above, Licensee shall have the right to terminate this Agreement (i) upon SIXTY (60) days prior notice, or (ii) upon the event that Programmer makes a general assignment for the benefit of creditors, files or has filed against it a petition for bankruptcy, reorganization or an arrangement for the benefit of creditors, or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of Programmer under any federal or state insolvency law, which if filed against Programmer, has not been dismissed within SIXTY
(60) days thereof.

         18.      Force Majeure.
                  --------------

                  Subject to any credits owed to Programmer, neither Programmer nor Licensee shall incur any liability to each other or any other party because of Programmer's failure to sell airtime or deliver programming or commercial matter or Licensee's failure to broadcast any or all programming or commercial matter provided to Licensee pursuant to this Agreement because of: (a) failure of facilities; or (b) causes beyond the control of the party so failing to broadcast or deliver; provided, however, that Programmer's failure to sell airtime or deliver programming or commercial matter on account of any of the foregoing circumstances shall not release Programmer from its obligation to make the payments required in Exhibit B hereof during the term of this Agreement.

         19.      Notices.
                  --------

                  All notices and other communications permitted or required under this Agreement shall be in writing, including by telecopy, and shall be deemed effectively given or delivered when dispatched by facsimile transmission upon personal delivery or twenty-four (24) hours after delivery to a courier service which guarantees overnight delivery or three (3) days after deposit with the U.S. Post Office, by registered or certified mail, postage prepaid, and, in the case of courier or mail delivery, addressed as follows (or at such other address for a party as shall be specified by like notice):







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                                     - 8 -

          IF TO LICENSEE:

          HMW Communications, Inc.
          Attn: Eric C. Neuman, Vice President
          200 Crescent Court, Suite 1600
          Dallas, TX  75201
          Fax: (214) 740-7355

          IF TO PROGRAMMER:

          SFX Broadcasting of South Carolina, Inc.
          Attn: Richard A. Liese, Vice President
          150 East 58th Street -- 19th Floor
          New York, NY  10155
          Fax: (212) 753-3188

         20.      Modification and Waiver.
                  ------------------------

                  No modification or waiver of any provision of this Agreement shall in any event be affected unless the same shall be in writing and signed by the party adversely affected by the waiver or modification, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

         21.      Corporate Authority; Construction.
                  ----------------------------------

                  The undersigned signatories to this Agreement personally represent and warrant that they have full authority to execute this Agreement on behalf of the respective parties. This Agreement shall be construed in accordance with the laws of the State of North Carolina, and the obligations of the parties hereto are subject to all federal, state and local laws and regulations now or hereafter in force and to the rules, regulations, policies and procedures of the Commission and all other government entities or authorities presently or hereafter to be constituted.

         22.      Headings.
                  ---------

                  The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         23.      Counterpart Signatures.
                  -----------------------

                  This Agreement may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures had appeared on the same physical document. This Agreement may be signed and exchanged by facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.







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                                     - 9 -

         24.      No Partnership Or Joint Venture Credited.
                  -----------------------------------------

                  Programmer is acting as an independent contractor hereunder and nothing in this Agreement shall be construed to make Licensee and Programmer partners or joint venturers or to make Licensee or Programmer the agent of the other or to afford any rights to any third party other than as expressly provided herein.

         25.      Assignment; Binding Agreement.
                  ------------------------------

                  Neither Programmer nor Licensee may assign this Agreement without the prior approval of the other party which shall not be unreasonably withheld or delayed. The party shall communicate its position on any proposed assignment within FOURTEEN (14) days after receipt of written notice of the proposed assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         26.      Severability.
                  -------------

                  In the event any term or provision of this Agreement is declared to be invalid or illegal for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof. The remaining provisions shall be construed to preserve the intent and purpose of this Agreement and the parties shall negotiate in good faith to modify the provisions held to be invalid or illegal to preserve each party's anticipated benefits thereunder.

         27.      Entire Agreement.
                  -----------------

                  This Agreement supersedes any prior agreements between the parties, other than the Asset Purchase Agreement, and the selected portion of the JSA referred to in Paragraph 5 hereinabove, and contains all of the terms agreed upon with respect to the subject matter hereof. This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

         28.      Certifications.
                  ---------------

                  Licensee hereby certifies that for the term of this Agreement it shall maintain ultimate control over the Station's facilities, including control over the Station's finances, personnel and programming, and nothing herein shall be interpreted as depriving Licensee of the power or right of such ultimate control.

                  Programmer hereby certifies that this Agreement complies with the restrictions on ownership of media set out in the Commission's rules and regulations.







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                                    - 10 -

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year written above.

                            PROGRAMMER:



                            By: /s/ D. Geoffrey Armstrong
                                ---------------------------------------
                                D. Geoffrey Armstrong
                                Executive Vice President and COO
                                SFX Broadcasting of South Carolina, Inc.


                          LICENSEE:



                          By: /s/ Eric C. Neuman
                              -----------------------------------------
                              Eric C. Neuman, Vice President
                              HMW Communications, Inc.

                                   EXHIBIT A


                                  PROGRAMMING


         Subject to all other provisions of this Agreement, Programmer will have the right to broadcast on the Station up to TWENTY-FOUR (24) hours of programming each day during the term of this Agreement. Licensee reserves two
(2) hours of Station's time for its own use at a mutually agreeable time on Sunday morning.

                                   EXHIBIT B


                         COMPENSATION PAYMENT SCHEDULE


         During each Month (as defined below) of the term of the Agreement, commencing in July, 1996, Programmer agrees to pay Licensee on the twentieth
(20th) business day after the end of each calendar month, a payment figure to be calculated as follows: (a) an operating expense payment for the reimbursement of all of Licensee's verifiable operating expenses of the Station, including without limitation the costs specified in Paragraphs 6 and 9 of this Agreement (the "Operating Expense Payment"); and (b) an additional thirty-seven thousand, five hundred dollars ($37,500.00) per month (the "LMA Fee Payment"). Payment of all amounts due under this Schedule for any partial Month of this Agreement shall be prorated on a daily basis. Should this Agreement terminate upon the sale of the assets of the Station to Programmer in accordance with Paragraph 3(a) herein, the final Operating Expense Payment and LMA Fee Payment will be made at the Closing.

         For the purposes of this Schedule, a "Month" means a calendar month.

         Licensee will furnish to Programmer documentation necessary to substantiate the Operating Expense Payment.